SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 10, 2008 (January 7, 2008)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2008, Mr. Robert C. Oelkers, a member of the Board of Directors of Dynegy Inc., passed away. Mr. Oelkers joined Dynegy’s Board in 2002 and served as Chairman of the Audit and Compliance Committee from 2002-2007. Mr. Oelkers brought principles-based leadership and seasoned judgment to this position, helping oversee Dynegy’s efforts to implement enhanced processes and controls in response to the Sarbanes-Oxley Act of 2002. Most recently, Mr. Oelkers served as a member of the Audit and Compliance, Corporate Governance and Nominating, and Performance Review Committees of the Board.

The Corporate Governance and Nominating Committee intends to review the vacancy on the Board created by Mr. Oelkers’ untimely passing and to develop a plan for filling the vacancy in due course. Dynegy’s Board of Directors continues to be comprised of a majority of independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: January 10, 2008	By:	/s/ KENT R. STEPHENSON

	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel